UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): April 8, 2005

Bakers Footwear Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

2815 Scott Avenue
St. Louis, Missouri		63103

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Purchase Agreement
Registration Rights Agreement
Investor Warrants
Placement Agent Warrants
Letter
Press Release

Item 1.01. Entry into a Material Definitive Agreement

     On April 8, 2005, Bakers Footwear Group, Inc. (the “Company”) closed (the “Closing”) its previously announced private placement (“Private Placement”) pursuant to a securities purchase agreement dated March 31, 2005 (the “Purchase Agreement”) with a number of institutional investors (“Investors”), pursuant to Regulation D under the Securities Act of 1933, for the sale of 1,000,000 shares of the Company’s common stock, par value $0.0001 per share, and warrants (“Investor Warrants”) to purchase 250,000 shares of common stock. The Purchase Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Investor Warrants have an exercise price of $10.18 per share.

     In connection with the Closing, the Company received aggregate gross proceeds of $8.75 million, prior to payment of placement agent fees and expenses and other expenses. Net proceeds to the Company are expected to approximate between $7.25 million and $7.5 million. The Company intends to use the net proceeds to open new stores, remodel existing stores, repay indebtedness under the Company’s revolving line of credit and for other working capital purposes. The offering proceeds should allow the Company to accelerate its plans to open new stores in 2005 from 25 to 30 stores to 35 to 40 stores and to accelerate its plans to remodel stores in 2005 from 20 to 25 stores. Under the Purchase Agreement, the Company is required to indemnify investors for three years for any breach of the Company’s representations and warranties. The Company has received confirmation from the Nasdaq National Market that the shares of common stock sold and the common stock issuable under both sets of warrants will be included on the Nasdaq National Market. Under the Purchase Agreement, the Company has certain ongoing obligations to the Investors, including furnishing certain information and indemnifying the Investors for certain liabilities.

     Ryan Beck & Co., Inc. acted as placement agent (“Placement Agent”) in the transaction pursuant to an engagement letter (“Engagement Letter”) with the Company. The Placement Agent received placement fees of $700,000 and warrants to purchase 125,000 shares of common stock at an exercise price of $10.18 per share (the “Placement Agent Warrants”).

     Pursuant to the Purchase Agreement and in connection with the Closing, on April 8, 2004, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors and the Placement Agent, which provides certain registration rights relating to the shares of common stock sold to the Investors and issuable pursuant to the Investor Warrants, and to the Placement Agent, for the shares of common stock issuable pursuant to the Placement Agent Warrants (“Registrable Securities”). The Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

     Under the Registration Rights Agreement, the Company is obligated, at the Company’s expense, to file a registration statement within 30 days following the closing of the Private Placement under the Securities Act of 1933 with the SEC covering the resale of the Registrable Securities. Under the Registration Rights Agreement, the Company is obligated to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable and generally will be obligated to keep the required registration statement effective for up to three years after the closing of the Private Placement. The Company also has certain other ongoing obligations, including providing the Investors specified notices and certain information and indemnifying the Investors and the Placement Agent for certain liabilities.

     If the registration statement required by the Registration Rights Agreement is not filed with the SEC within 30 days of the closing of the Private Placement, then the Company is subject to liquidated damages penalties equal to 1.0% of the aggregate purchase price for each 30 day period or pro rata for any portion thereof in excess of the allotted time until the registration statement is filed. The Company is also subject to liquidated damages penalties, to the extent the Company exceeds the allotted time, in a like amount in the event that the required registration statement is not effective within 90 days after the closing of the Private Placement (120 days if the registration statement is reviewed by the SEC) or after effectiveness if sales cannot be made pursuant to the registration statement for any reason, including the Company’s failure to maintain the registration statement, subject to the Company’s right to suspend use of the registration statement for not more than 30 consecutive days or for a total of more than 60 days in any 12 month period in certain circumstances.

     Under the Registration Rights Agreement, the Company generally is required to use commercially reasonable efforts to obtain from each person who now has piggyback registration rights a waiver of those rights with respect to the registration statement required by the Registration Rights Agreement, other than with respect to 162,000 shares of common stock underlying warrants previously issued to the Placement Agent. Those warrants were issued in connection with the Company’s initial public offering in February 2004, and will be covered by the registration statement under the Registration Rights Agreement. If not waived, the securities held by holders with piggyback registration rights may also be included in the registration statement.

     The Investor Warrants are exercisable 180 days following the closing date of the Private Placement at an exercise price of $10.18 per share of common stock and expire five years from the closing of the Private Placement. The number of shares of common stock subject to the Investor Warrants and the exercise price of the Investor Warrants are subject to anti-dilution and other adjustments in the event of stock dividends, distributions on the Company’s common stock (other than cash dividends), reclassifications, consolidations, mergers, capital reorganizations, a disposition of all or substantially of the Company’s assets and similar transactions. The Investor Warrants may only be transferred pursuant to applicable securities law. Under terms of the Investor Warrants, if a registration statement covering the shares issuable pursuant to the Investor Warrants has not been declared effective within one year of the closing date of the Private Placement, or if sales of such shares cannot be made for any reason, subject to limited exceptions, then the warrantholders are entitled to receive shares of our common stock under a cashless exercise provision equal to the value of the warrants as determined in accordance with the terms of the Investor Warrants. The exercise period of the Investor Warrants may be extended in certain circumstances in the event that the holders of the warrants are unable to sell their shares pursuant to an effective registration statement. The Company generally has the right to call the Investor Warrants, unless earlier exercised, at a redemption price equal to $0.01 per share of common stock then purchasable by the warrants in the event that the closing bid price of a share of the Company’s common stock equals or exceeds $25.00 per share, subject to adjustment, for any 20 consecutive trading days commencing after the registration statement relating to the shares underlying the Investor Warrants is effective. Under the terms of the Investor Warrants, the Company is required to exercise such right within one business day immediately following the end of any such 20 day trading period. The Company also has certain other ongoing obligations to the warrant holders under the terms of the Investor Warrants. The form of Investor Warrants is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

     The Placement Agent Warrants are exercisable 180 days following the closing date of the Private Placement at an exercise price of $10.18 per share and expire five years from the closing of the Private Placement. The Placement Agent Warrants generally have the same terms and conditions as the Investor Warrants. However, the cashless exercise provision of the Placement Agent Warrants is generally available to the Placement Agent and not subject to restrictions. In addition, the Placement Agent Warrants do not contain a Company call provision. The form of Placement Agent Warrants is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

     Under the terms of the Purchase Agreement, Peter Edison, the Company’s Chairman of the Board and Chief Executive Officer and a member of his family agreed not to offer, sell, transfer, or otherwise encumber or dispose of any shares of the Company’s common stock or securities convertible into or exchangeable for shares of the Company’s common stock, other than gifts, as to which the donee(s) agree to be bound by the restrictions, and intrafamily transfers including transfers to trusts for the benefit of such persons or their families in which the transferee(s) agree to be bound by the restrictions, for a period of 90 days after the effectiveness of the registration statement covering the shares of common stock sold and issuable pursuant to the Investor Warrrants and Placement Agent Warrants, without the prior written consent of the holders of the majority of the shares of common stock purchased by the Investors. The form of the applicable “lock-up” letters is attached hereto as Exhibit 4.5 and is incorporated herein by reference.

     Under the Engagement Letter with the Placement Agent, the Company previously paid the Placement Agent a $50,000 retainer and has agreed to reimburse the Placement Agent for certain expenses, including legal fees. The Company has paid the fees and expenses of the Placement Agent’s legal counsel and is required to indemnify that counsel from certain liabilities. The Company also agreed to provide the Placement Agent information concerning the Company, to indemnify the Placement Agent against certain liabilities and to pay the Company’s costs in the transaction. Under the Engagement Letter, the Company cannot offer for sale to, or solicit any offers to buy from, any person or persons any shares of common stock of the Company or any securities convertible or exercisable into shares of common stock of the Company, with certain limited exceptions, other than through the Placement Agent. The Placement Agent would be entitled to additional placement agent fees in the same percentages during the term of the Engagement Letter, which is not subject to termination until June 17, 2005, or for a period of 12 months following the termination of the Engagement Letter for certain other securities sales by the Company, unless any such future securities sales occur pursuant to a firm commitment underwriting in a public offering.

     The Company reasonably believes that the Investors are “accredited investors” as such term is defined in Rule 501(e) under Regulation D promulgated under the Securities Act of 1933, as amended. The shares of common stock which were sold in the Private Placement and the shares of common stock issuable pursuant to the Investor Warrants and the Placement Agent Warrants, the Investor Warrants and the Placement Agent Warrants are restricted securities that have not been registered under the Securities Act of 1933, or any state securities laws, and are not transferable without compliance with applicable federal securities laws, including registration or an applicable exemption from registration requirements.

     The Investors under the Purchase Agreement and the number of shares of common stock to be purchased by those Investors are set forth in a schedule to the Purchase Agreement. One of the Investors consists of three funds affiliated with WSV Management, L.L.C., which filed a Schedule 13G with the SEC on November 12, 2004, reporting beneficial ownership of 5.02% of our common stock at that time. Another Investor consists of Crown Investment Partners, LP and an affiliate, The Crown Advisors, which are parties to our Second Registration Rights Agreement entered into last year. Each of the Investors has represented to the Company in the Purchase Agreement that the Investor’s purchase in the Private Placement will not result in such Investor, individually or as a group, acquiring in excess of 780,000 shares of our common stock.

     Ryan Beck & Co., Inc. (“Ryan Beck”) was one of the representatives of the underwriters in our initial public offering in February 2004. Ryan Beck and its designees own warrants to purchase approximately 162,000 shares of our common stock which were issued in connection with our initial public offering. Ryan Beck is also a party to that certain Representatives’ Warrant Agreement entered into at that time which provides Ryan Beck with certain registration rights relating to the shares of common stock underlying those previously issued warrants. Ryan Beck also has the right until February 3, 2009 to designate for election to our board of directors one person, or to designate an observer to attend meetings of our board of directors. We also agreed with Ryan Beck at the time of our initial public offering not to offer, sell or grant any options, warrants or other securities convertible or exchangeable for common stock to any of our directors, officers or employees at an exercise price of less than $7.75 per share for a period of three years without Ryan Beck’s consent. Also at the time of our initial public offering, we entered into a financial advisory agreement with Ryan Beck, under which we agreed to retain Ryan Beck as our financial advisor in connection with any strategic or financial transactions or other identified activities that we may undertake within the two year term of the agreement. Prior to our initial public offering, Ryan Beck received placement agent and financial advisory fees for services previously provided to us.

Item 3.02. Unregistered Sales of Equity Securities.

     The information set forth under Item 1.01 is incorporated herein by reference. The Private Placement closed on April 8, 2005. On April 8, 2005, in connection with the Closing, the Company issued 1,000,000 shares of common stock to the Investors and issued the Investor Warrants and Placement Agent Warrants.

     For the Private Placement and the issuance of the Placement Agent Warrants, the Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated pursuant thereto. The offering of the securities was conducted without general solicitation or advertising. The certificates evidencing the shares of common stock issued in the Private Placement, the Investor Warrants and the Placement Agent Warrants bear restrictive legends permitting the transfer thereof only in compliance with applicable securities laws. The Investors have represented their intention to acquire the securities for investment purposes and not with a view to or for distribution in these transactions and that each was an “accredited investor” under Rule 501(e) under Regulation D under the Securities Act of 1933. Each Investor and the Placement Agent had adequate access to information about the Company through such person’s relationship with the Company or through information provided to them.

Item 7.01. Regulation FD Disclosure.

     On April 11, 2005, the Company issued a press release (“Press Release”) regarding the closing of the Private Placement. The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Press Release is furnished with this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibits

4.1	Purchase Agreement dated March 31, 2005 by and among the Company and the Investors named therein.

4.2	Registration Rights Agreement dated April 8, 2005 by and among the Company, the Investors named therein and Ryan Beck & Co., Inc.

4.3	Warrants issued by the Company to Investors on April 8, 2005.

4.4	Warrants issued by the Company to Ryan Beck & Co., Inc. or its designees on April 8, 2005.

4.5	Letter relating to transferability of common stock executed in April 2005.

99.1	Press Release dated April 11, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC. (Registrant)

Date: April 13, 2005	By:	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr.
Executive Vice President,
Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

4.1	Purchase Agreement dated March 31, 2005 by and among the Company and the Investors named therein.

4.2	Registration Rights Agreement dated April 8, 2005 by and among the Company, the Investors named therein and Ryan Beck & Co., Inc.

4.3	Warrants issued by the Company to Investors on April 8, 2005.

4.4	Warrants issued by the Company to Ryan Beck & Co., Inc. or its designees on April 8, 2005.

4.5	Letter relating to transferability of common stock executed in April 2005.

99.1	Press Release dated April 11, 2004